UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

YUNHONG CTI LTD.

(Exact Name Of Registrant As Specified In Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-23115	36-2848943
(Commission File Number)	(I.R.S. Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

(847) 382-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on May 26, 2022, Yunhong CTI Ltd. (“CTI”, the “Company” or “we”), received a written deficiency notice (the “May 2022 Notice”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the Company’s common stock had failed to maintain a minimum closing bid price of $1.00 over the prior 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until November 22, 2022 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Rule. Since that date, the Company actively monitored the closing bid price of its common stock and evaluated available options to regain compliance with the Minimum Bid Price Rule.

As previously reported, on November 23, 2022, the Company received a staff determination letter from Nasdaq stating that the Company had not regained compliance with the Minimum Bid Price Rule by the Compliance Date, and that, because the Company does not comply with the $5,000,000 stockholders equity initial listing requirement for The Nasdaq Capital Market, it was not eligible for a second 180 day compliance period (the “Noncompliance Notice”). The Noncompliance Notice also stated that, unless the Company requests a timely appeal of this determination, the Company’s securities would be scheduled for delisting and would be suspended at the opening of business on December 2, 2022.

The Company filed an appeal of Nasdaq’s determination with the Nasdaq Hearings Panel, and explored alternatives for regaining compliance with the Minimum Bid Price Rule, including without limitation considering a reverse stock split with respect to the Company’s common stock. On January 5, 2023, the Company participated in a hearing with the Nasdaq Hearings Panel, at which it requested that the Company be granted additional time to regain compliance with the Minimum Bid Price Rule, citing, among other factors, the Company’s recently improved stock price and willingness to implement measures to regain compliance.

On January 12, 2023, the Nasdaq Hearings Panel issued its decision in a letter, a copy of which is attached hereto as Exhibit 99.2. The decision stated, among other things, that if the closing bid price of the Company’s common stock was $1.00 or higher for each consecutive trading session until the close of trading on January 17, 2023, the Panel would find the Company in compliance with the Minimum Bid Price Rule. The foregoing summary of the decision is qualified in its entirety by the text of such decision, attached hereto as Exhibit 99.2.

The closing bid price of the Company’s common stock was $1.00 or higher for each consecutive trading session through the close of trading on January 17, 2023, and the Company accordingly expects to receive notice of compliance from the Panel. The Company nonetheless intends to continue to work to help ensure continued compliance with the Minimum Bid Price Rule and all other applicable Nasdaq listing standards.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements made in this report that are not historical facts are “forward-looking” statements (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. We have based these forward-looking statements on our current expectations and projections about future results. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from statements made herein. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

99.2	Determination Letter from Nasdaq, dated January 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 18, 2023	YUNHONG CTI LTD.

		By:	/s/ Frank Cesario
		Name:	Frank Cesario
		Title:	Chief Executive Officer